UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2019

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

National CineMedia, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-176056	20-2632505
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
6300 S. Syracuse Way, Suite 300
Centennial, Colorado 80111
(Address of principal executive offices, including zip code)
(303) 792-3600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 1, 2019, the Board of Directors (the “Board”) of National CineMedia, Inc. (the “Company”) appointed Thomas F. Lesinski, 59, as Chief Executive Officer (“CEO”) of the Company, effective as of August 2, 2019 (the “Effective Date”). Mr. Lesinski has served as a director of the Company since December 2014 and as Chairman of the Board since August 2018.
In connection with his appointment as CEO of the Company, Mr. Lesinski resigned from the Board as the independent director designated by Cinemark Media, Inc. (“Cinemark”) pursuant to the Director Designation Agreement, dated as of February 13, 2007, among the Company and American Multi-Cinema, Inc., Cinemark and Regal CineMedia Holdings, LLC (the “Director Designation Agreement”). Pursuant to its rights under the Director Designation Agreement, Cinemark has notified the Company that it will designate a replacement director who is an independent director under the rules of the Nasdaq Stock Market.  Pursuant to the Director Designation Agreement, the Board is required to elect such director, subject to the Board’s determination in good faith, after consultation with outside legal counsel, that such action would not constitute a breach of its fiduciary duties or applicable law, is required to elect such director.
Mr. Lesinski also resigned his positions as Chairman of the Board and as a member of the Audit Committee of the Board. The Board subsequently appointed Mr. Lesinski as a member of the Board in his role as CEO. The Board also appointed Mark B. Segall to serve as Board Chair. In addition, as of the Effective Date, Clifford E. Marks will relinquish his role as interim CEO but will continue to serve as President of the Company.
Mr. Lesinski previously served as the CEO and board director of Sonar Entertainment, an independent television studio from January 2016 until immediately prior to the Effective Date. He also was the founder and CEO of Energi Entertainment, a multi-media content production company from August 2014 until December 2015. From 2013 to 2014, Mr. Lesinski was President of Digital Content and Distribution at Legendary Entertainment, a media company dedicated to producing and delivering content to audiences with a targeted focus on the fandom demographic. From 2006 to 2013, Mr. Lesinski served as President, Digital Entertainment and President of Worldwide Home Entertainment at Paramount Pictures, a global producer and distributor of filmed entertainment. Prior to joining Paramount Pictures, Mr. Lesinski spent a decade in various marketing, sales and management leadership positions at Warner Bros., including Executive Vice President, Worldwide Marketing and Development, and Executive Vice President and General Manager of Warner Home Video. He began his career in advertising, working at BBDO, Foote, Cone & Belding, and Clairol Inc.
The Company entered into an employment agreement with Mr. Lesinski (the “Employment Agreement”), dated August 1, 2019. A summary of the material terms and conditions of the Employment Agreement is set forth below.
Employment Term. The term of the Employment Agreement is three years commencing on the Effective Date, unless earlier terminated by the Company or Mr. Lesinski.
Base Salary and Annual Incentive Opportunities. Mr. Lesinski’s annual base salary will initially be $750,000. Mr. Lesinski will be eligible to participate in the Company’s annual cash bonus program for senior executive officers, with a target and maximum annual bonus equal to 100% of annual base salary; provided, however, that any bonus related to fiscal year 2019 shall be prorated for the period between the Effective Date and December 26, 2019. The Company will also provide Mr. Lesinski the opportunity to receive a long-term incentive award with a grant date fair market value of at least $1,000,000 each year, in such amount and pursuant to such terms as may be determined in the sole discretion of the Board, subject to limitations in the Employment Agreement related to the mix of equity awards.

Initial Equity Grants. Mr. Lesinski will receive (i) time-based restricted stock valued at $125,000, which shares will vest in three equal installments on each of the first through third anniversaries of the grant date subject to Mr. Lesinski’s continued employment with the Company through each applicable vesting date, (ii) performance-based restricted stock valued at $375,000, which shares will vest in February 2022 upon the satisfaction of pre-established performance criteria and his continued employment with the Company, and (iii) a time-based stock option award with a grant date fair value of $500,000 and an exercise price of $8.00 per share and a term of ten years, with vesting to occur in three equal installments on each of the first through third anniversaries of the grant date subject to Mr. Lesinski’s continued employment with the Company through each applicable vesting date.
Termination of Employment. If Mr. Lesinski’s employment is involuntarily terminated by the Company without Cause (as defined in the Employment Agreement), he will receive a cash payment in an amount equal to 100% of his annual base salary plus 100% of his target bonus, which amounts increase to 150% of annual base salary and 150% of the target bonus if the involuntary termination occurs on or within 12 months of the Effective Date. If Mr. Lesinski’s employment is involuntarily terminated during the 12-month period following a Change in Control (as defined in the Employment Agreement) he will receive a cash payment in an amount equal to 200% of his annual base salary plus 200% of the target bonus. For up to 12 months following any such termination of employment, the Company will pay Mr. Lesinski an after-tax amount equal to the monthly premium paid by Mr. Lesinski for COBRA coverage under the Company’s group health and dental plans. Mr. Lesinski’s receipt of the termination payments is contingent upon execution of a general release of any potential claims against the Company.
Other Benefits and Provisions. Mr. Lesinski will be entitled to other benefits that are customarily provided to the Company’s other senior officers. Mr. Lesinski will also be entitled to reasonable documented temporary living and moving expenses and automobile expenses during the term of the Employment Agreement in an amount, on an after-tax basis, to be up to $25,000 during each of 2019 and 2022 and up to $50,000 in each of 2020 and 2021. The Employment Agreement also contains customary covenants with respect to non-competition, non-solicitation, non-disparagement and confidentiality.
The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 26, 2019.
Mr. Lesinski does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Lesinski and any other persons pursuant to which Mr. Lesinski was selected as CEO of the Company. Mr. Lesinski does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective August 1, 2019, an amendment to Section 3.02 of the Company’s Amended and Restated Bylaws (the “Bylaws”) became effective, providing that the Board shall consist of no more than nine directors, rather than eight directors. A copy of the amendment to the Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On August 5, 2019, the Company issued a press release announcing the appointment of Mr. Lesinski as CEO of the Company. A copy of the press release is furnished as Exhibit 99.1 to this report.
The information in this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amendment to the Company’s Amended and Restated Bylaws
99.1	Press Release of National CineMedia, Inc. dated August 5, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each of NCM, Inc. and NCM LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NATIONAL CINEMEDIA, INC.

Dated: August 5, 2019	By:	/s/ Sarah K Hilty
Sarah K. Hilty
Executive Vice President, General
Counsel and Secretary

NATIONAL CINEMEDIA, LLC
By: National CineMedia, Inc., its manager

Dated: August 5, 2019	By:	/s/ Sarah K. Hilty
Sarah K. Hilty
Executive Vice President, General
Counsel and Secretary